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                                                                    Exhibit 6(e)

                             DISTRIBUTION AGREEMENT

                                November 28, 1997

Salomon Brothers Inc
7 World Trade Center
New York, New York 10048

Dear Sirs:

                  This is to confirm that, in consideration of the agreements hereinafter contained, Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund and Salomon Brothers Strategic Bond Fund (together, the "Funds"), each an investment portfolio of Salomon Brothers Series Funds Inc (the "Company"), an open-end, professionally managed investment company organized as a corporation under the laws of the State of Maryland, has agreed that Salomon Brothers Inc ("Salomon Brothers") shall be, for the period of this Agreement, the distributor of shares of each Fund issued by the Company (the "Shares").

         1.       Services as Distributor

                  1.1 Salomon Brothers will act as agent for the distribution of the Shares covered by the registration statement, prospectus and statement of additional information then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

                  1.2 Salomon Brothers agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the registration statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

                  1.3 All activities by Salomon Brothers as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  1.4 Salomon Brothers will transmit any orders received by it for purchase or redemption of shares of each Fund to The Shareholder Services Group, Inc. ("TSSG"), the Funds' transfer agent and dividend disbursing agent, or any successor to TSSG of which the Funds have notified Salomon Brothers in writing.

                  1.5 Salomon Brothers acknowledges that, whenever in the judgment of the




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Funds' officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.6 Salomon Brothers will act only on its own behalf as principal should it choose to enter into selling agreements in the form of Exhibit A attached hereto with selected dealers or others.

                  1.7 As compensation for its services hereunder, Salomon Brothers shall be entitled to such compensation as is described in the Funds' current registration statement.

         2.       Duties of the Funds

                  2.1 Each Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Salomon Brothers may designate.

                  2.2 Each Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to such Fund and its Shares as Salomon Brothers may reasonably request, all of which shall be signed by one or more of such Fund's duly authorized officers; and each Fund warrants that the statements contained in any such reports, when so signed by one or more of such Fund's officers, shall be true and correct. Each Fund shall also furnish Salomon Brothers upon request with: (a) annual audits of such Fund's books and accounts made by independent public accountants regularly retained by such Fund, (b) semiannual unaudited financial statements pertaining to such Fund, (c) quarterly earnings statements prepared by such Fund, (d) a monthly itemized list of the securities in the portfolio of such Fund, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding such Fund's financial condition as Salomon Brothers may reasonably request.

         3.       Representations and Warranties

                  Each Fund represents to Salomon Brothers that all registration statements, prospectuses and statements of additional information filed by such Fund with the SEC under the 1933 Act and the 1940 Act with respect to the shares of such Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Funds with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. Each Fund represents and warrants to Salomon Brothers that any registration statement, prospectus and statement of additional information, when such registration




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statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of such Fund's shares. Salomon Brothers may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Salomon Brothers' counsel, be necessary or advisable. If a Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by such Fund of a written request from Salomon Brothers to do so, Salomon Brothers may, at its option, terminate this Agreement. Each Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Salomon Brothers reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit each Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as such Fund may deem advisable, such right being in all respects absolute and unconditional.

         4.       Indemnification

                  4.1 Each Fund authorizes Salomon Brothers and any dealers with whom Salomon Brothers has entered into dealer agreements to use any prospectus or statement of additional information furnished by such Fund from time to time, in connection with the sale of such Fund's shares. Each Fund agrees to indemnify, defend and hold Salomon Brothers, its several officers and directors, and any person who controls Salomon Brothers within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Salomon Brothers, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that each Fund's agreement to indemnify Salomon Brothers, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Salomon Brothers or its representatives or agents other than such statements and representations as are contained in




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any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to Salomon Brothers pursuant to paragraph 2.2 hereof; and further provided that each Fund's agreement to indemnify Salomon Brothers and each Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to such Fund or its shareholders to which Salomon Brothers would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Salomon Brothers' reckless disregard of its obligations and duties under this Agreement. Each Fund's agreement to indemnify Salomon Brothers, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon such Fund's being notified of any action brought against Salomon Brothers, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to such Fund at its principal office in New York, New York and sent to such Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify such Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of such Fund's indemnity agreement contained in this paragraph 4.1. Each Fund's indemnification agreement contained in this paragraph 4.1 and each Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Salomon Brothers, its officers and directors, or any controlling person, and shall survive the delivery of any of such Fund's shares. This agreement of indemnity will inure exclusively to Salomon Brothers' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. Each Fund agrees to notify Salomon Brothers promptly of the commencement of any litigation or proceedings against such Fund or any of its officers or directors in connection with the issuance and sale of any of such Fund's shares.

                  4.2 Salomon Brothers agrees to indemnify, defend and hold each Fund, its several officers and directors, and any person who controls such Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that such Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by such Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon
(a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information, furnished in writing by Salomon Brothers to such Fund and used in the answers to any of these items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Salomon Brothers to such Fund and required to be stated in such answers or necessary to make such information




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not misleading. Salomon Brothers' agreement to indemnify each Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Salomon Brothers' being notified of any action brought against such Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to Salomon Brothers at its principal office in New York, New York and sent to Salomon Brothers by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify Salomon Brothers of any such action shall not relieve Salomon Brothers from any liability that Salomon Brothers may have to such Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Salomon Brothers' indemnity agreement contained in this paragraph 4.2. Salomon Brothers agrees to notify each Fund promptly of the commencement of any litigation or proceedings against Salomon Brothers or any of its officers or directors in connection with the issuance and sale of any of such Fund's shares.

                  4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

         5.       Effectiveness of Registration

                  None of the Shares shall be offered by either Salomon Brothers or the Funds under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Funds if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon each Fund's obligation to repurchase its Shares from any shareholder in accordance with the provisions of such Fund's prospectus, statement of additional information or articles of incorporation.




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         6.       Notice to Salomon Brothers

                  Each Fund agrees to advise Salomon Brothers immediately in writing:

                  (a) of any request by the SEC for amendments to the registration statement, prospectuses or statements of additional information then in effect or for additional information;

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                  (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

         7.       Term of Agreement

                  This Agreement shall continue for one year from the date hereof and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by
(i) the Company's Board of Directors with respect to each Fund, or (ii) by a vote of a majority (as defined in the 1940 Act) of such Fund's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Directors of the Company who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' notice by the Company's Board of Directors, by vote of the holders of a majority of each Fund's shares, or on 90 days' notice by Salomon Brothers. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         8.       Miscellaneous

                  Each Fund recognizes that directors, officers and employees of Salomon Brothers may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "Salomon" or "Salomon Brothers" as part of their names, and that Salomon Brothers or its affiliates may enter into




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distribution or other agreements with such other corporations and trusts. If
Salomon Brothers, or an affiliate, ceases to act as the distributor of a Fund's shares, such Fund agrees that, at Salomon Brothers' request, such Fund's license to use the words "Salomon Brothers" will terminate and that such Fund will take all necessary action to change the name of such Fund to a name not including the words "Salomon" or "Salomon Brothers."




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                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance thereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                           Very truly yours,

                                           SALOMON BROTHERS SERIES FUNDS INC

                                           By:
                                               ------------------------------
                                               Michael S. Hyland
                                               President

Accepted:

SALOMON BROTHERS INC

By: /s/ Michael S. Hyland
    -----------------------------
    Michael S. Hyland
    Managing Director

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